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                                                                     Exhibit 5.1
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                  [Letterhead of Jones, Day, Reavis & Pogue]



                               December 15, 1997

Sterling Software, Inc.
300 Crescent Court
Suite 1200
Dallas, Texas  75201

      Re: Registration Statement on Form S-8 relating to up to 1,750,000 shares of Common Stock, par value $0.10 per share, of Sterling Software, Inc.
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Ladies and Gentlemen:

     We are acting as counsel to Sterling Software, Inc., a Delaware corporation (the "Company"), in connection with the registration of up to 1,750,000 shares (the "Shares") of Common Stock, par value $0.10 per share, of the Company ("Common Stock") pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement").

     We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Shares, when issued and delivered in accordance with the provisions of the Sterling Software, Inc. Employee Stock Purchase Plan (the "Plan") against payment of the consideration therefor as provided in the Plan and having a value not less than the par value thereof, will be duly authorized, validly issued, fully paid, and nonassessable.

     In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement with respect to the Common Stock.

                              Very truly yours,

                              /s/ Jones, Day, Reavis & Pogue

                              Jones, Day, Reavis & Pogue